U. S. Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported) October 30, 2002

Commission file number     0-26013

MULTI-LINK TELECOMMUNICATIONS, INC.
(Exact name of small business issuer
as specified in its charter)

    Colorado                                                            84-1334687
    (State or other jurisdiction of                                  (IRS Employer Identification No.)
incorporation or organization)

4704 Harlan Street, Suite 420, Denver, CO 80212
(Address of principal executive offices)

(303) 831-1977
(Issuer's telephone number)

Not Applicable
(Former name, former address, and former fiscal year,
if changed since last report)

ITEM 5. OTHER EVENTS

        As reported on Form 8-K on October 18th 2002, Westburg Media Capital LP (“Westburg”) held a public auction on October 30th 2002 pursuant to its foreclosure of all of the assets of the operating subsidiaries of Multi-Link Telecommunications, Inc. (the “Company”) located in Atlanta, Raleigh and Denver.

        All assets of the Atlanta and Raleigh operating subsidiaries were sold to Voice Exchange Inc. for cash consideration of $900,000. Voice Exchange is a voice messaging service provider based in Houston, Texas with no prior connection to the Company.

        All assets of the Denver operating subsidiary were sold to Multi-Link Acquisitions, LLC, a Colorado limited liability company wholly owned by Nigel V. Alexander, for total consideration of $3,275,970, comprising $1,505,000 in cash plus the assumption of existing liabilities and future contract obligations of $1,770,970. Nigel V. Alexander is the former Chief Executive Officer and former director of the Company.

        The cash proceeds of both sales were paid to Westburg and used to partially repay indebtedness of the Company and its subsidiary companies. The proceeds of the sales were inadequate to repay the secured loans and collection expenses of Westburg, First Capital Group Inc. and Colorado Business Leasing Inc.. However, employees and unsecured creditors whose accounts were considered essential to the continuation of the businesses were paid in full.

        Following the foreclosure and sale the Company’s only remaining operating business is Multi-Link Communications, LLC (“LLC”), a voice messaging business based in Indianapolis, Indiana with remote locations in Chicago and Milwaukee.

        As previously reported, on October 15, 2002 the Company entered into a letter of intent with Instaphone Inc. for the sale of the LLC. If this transaction is not completed for any reason, and subject to creditor support, the Company currently intends to operate the LLC over the next two years in order to generate cash to partially pay creditors of LLC. The Company expects that there will be no cash available after the sale or operation and eventual liquidation of the LLC to provide any distribution to the Company or its shareholders.

        Based on the best estimates of Management it is virtually certain that the secured lenders of all the operating subsidiaries will suffer shortfalls, and that there will be no surplus available in the Company to pay its own obligations, or to make payments under cross guarantees or to pay dividends to stockholders.

        On October 31, 2002 Nigel V. Alexander resigned his position as a member of the Board of Directors and Chief Executive Officer of the Company and all its subsidiaries following the purchase of the assets of the Denver operating subsidiary by Multi-Link Acquisitions, LLC. No severance payments were made to Mr. Alexander.

        On November 5th, 2002 David J. Cutler, the Company’s Chief Financial Officer was appointed to the Boards of Directors of the Company and all its subsidiaries. Mr. Cutler has agreed to remain with the Company for the immediate future to manage the LLC pending its sale to Instaphone Inc., or the establishment of a work-out plan. He will also attend to any other matters relating to the Company and its subsidiaries.

        On November 6th, 2002 Shawn B. Stickle resigned his position as a member of the Board of Directors and President of the Company and all its subsidiaries to pursue other business interests. No severance payments were made to Mr. Stickle.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS

        (c)     Exhibits

                 None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                       MULTI-LINK TELECOMMUNICATIONS, INC.

Date         November 6, 2002                                                           By: /s/ David J. Cutler
                                                                                                              David J. Cutler, Chief Financial Officer